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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The St. Paul Companies, Inc.
Platinum Underwriters Holdings, Ltd.:

        We consent to the inclusion in the Registration Statement on Form S-1 of Platinum Underwriters Holdings, Ltd. and the related prospectus of our report dated April 23, 2002 with respect to the combined statements of identifiable underwriting assets and liabilities of The St. Paul Companies Inc. Reinsurance Underwriting Segment (Predecessor) as of December 31, 2001, 2000 and 1999 and the related combined statements of underwriting results and identifiable underwriting cash flows for each of the years in the three-year period ended December 31, 2001, and related schedules III through V, and of our report dated April 24, 2002 with respect to the consolidated balance sheet of Platinum Underwriters Holdings, Ltd. as of April 24, 2002 (date of inception), which reports appear in the Registration Statement on Form S-1 and to the reference to our firm under the heading "Experts" in the prospectus of Platinum Underwriters Holdings, Ltd.

                      /s/ KPMG LLP

Minneapolis, Minnesota
April 25, 2002

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CONSENT OF INDEPENDENT AUDITORS